INTEROACT SYSTEMS, INCORPORATED
14 WESTPORT AVENUE
NORWALK, CONNECTICUT 06851


July 22, 1996


Arthur J. Murphy
18337 Superior Street
Northridge, California 91325

Gerald S. Singer
3142 Pacific Coast Highway
Suite 208
Torrance, California 90505

Gentlemen:

This letter amends in certain respects the present agreement (the "Agreement") whereby InteroAct Systems, Incorporated, a North Carolina corporation ("InteroAct") (formerly Interactive Networks Incorporated), through its wholly owned subsidiary, Network Licensing, Inc., a North Carolina corporation ("Network"), has the exclusive (to the extent of your rights therein), wordwide right and license to manufacture, use, sell and grant sublicenses with respect to United States Patent Number 4,554,446, United States Patent Number 4,672,377 and United States Patent Number 5,305,195 and improvements thereon (collectively, the "Patents") and has agreed to pay you certain royalties. The Agreement is reflected in a License Agreement dated as of December 30, 1990 (the "Original License Agreement") between you and Michael R. Jones, an individual ("Jones), an Assignment of License Agreement dated as of June 15, 1993 (the "Assignment") among you, Jones and Network, an Addendum to License Agreement dated as of June 15, 1993 (the "Addendum") between you and Network, a Sublicense Agreement dated as of June 16, 1993 between InteroAct and Network (the "Sublicense"), and a Settlement Agreement and Mutual General Release dated as of September 6, 1994 (the "Settlement Agreement") among you, Network and InteroAct (the Original License Agreement, as modified by the Assignment, Addendum, and Settlement Agreement collectively, the "License Agreement").

The Agreement is amended as follows:

         1. The $10,000 per month minimum monthly royalty referred to in Paragraph B.1 of the License Agreement shall be increased to $20,000 effective with the royalty payment due from InteroAct for the month of August.

         2. Paragraph D.3 of the License Agreement is amended in its entirety to read as follows:

                  Either party may terminate this License Agreement at any time after only the minimum payments called for in Paragraph B.1 hereof shall have been paid to the Licensor for any period of twenty-four (24) consecutive months beginning on or after October 1, 1996.



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We have also agreed that we will all act in good faith and use our best efforts to negotiate and finalize a written assignment that directly assigns the Patents to InteroAct and such other documents or instruments as may be mutually agreeable to reflect all agreements with respect to the Patent rights and the payment of royalties and other consideration to you.

Thank you for your cooperation. If the following is in accordance with our agreements, please sign the enclosed copy of this letter and return it to us.

INTERoACT SYSTEMS, INCORPORATED


/s/ William F. Penwell, Vice Chairman


                                            AGREED TO AND ACCEPTED:


                                            /s/ GERALD SINGER             (SEAL)
                                            Gerald Singer


                                            /s/ ARTHUR J. MURPHY          (SEAL)
                                            Arthur J. Murphy